Exhibit 5




                                  February 15, 1996




          UMB Bank, n.a.
          1010 Grand Avenue
          Kansas City, MO  64106
          Attention:          David D. Miller, Executive Vice President
                              and Corporate Secretary

               Re: Registration of Units of Participation in Collective Investment Funds

          Ladies and Gentlemen:

               We have acted as counsel to UMB Bank, National Association (the "Company"), in connection with registration of 150,000 units of participation in the Equity Fund (as defined below) and 75,000 units of participation in the Debt Fund (as defined below) (referred to collectively herein as the "Units"). The Company is trustee of such Funds. We are rendering this opinion pursuant to
          Item 16 of Form S-1 and Rule 601 of Regulation S-K.

               We have examined and relied on the following in rendering this opinion:

               1. A draft dated February 15, 1996 of a registration statement on Form S-1 for the Units (the "Registration Statement");

               2. The Articles of Association of the Company and its Bylaws;

               3. The UMB Bank Master Plan and Trust for Self-Employed Individuals, as amended January 1, 1991 (the "Master Plan");

               4. The Plan and Declaration of Trust, as amended October 31, 1995 (the "Equity Plan Document"), creating the Fund for Pooling Equity Investments of Employee Trusts (the "Equity Fund") and the Plan and Declaration of Trust, as amended October 31, 1995 (the "Debt Plan Document"), creating the Fund for Pooling Debt Investment of Employee Trusts (the "Debt Fund") (the Equity Plan Document and the Debt Plan Document being referred to collectively herein as the "Plan Documents," and the Equity Fund and Debt Fund being referred to collectively herein as the "Funds"); and

               5. Such documents, certificates and records of public officials and of the Company and its officers and other documents and legal matters as we have deemed necessary for the purpose of rendering this opinion.

               Based on and subject to our examination and the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Units, when sold in accordance with the terms and conditions of the Plan Documents and all other necessary procedures, will be validly authorized and issued, fully paid and nonassessable.

               The foregoing opinion is subject to and based upon the following assumptions (none of which have been independently confirmed or investigated by us) and limitations, as well as the others set forth elsewhere herein:

               1. That the Company at all times hereafter continues in existence and in good standing as a national banking association and has the power and authority to act, and continues to act, as trustee of the Funds;

               2. That the Funds at all times hereafter continue in existence and in good standing, and that the terms of the Plan Documents are not hereafter materially changed from those on the date of this opinion;

               3. That at all times hereafter, the Units are issued and sold in accordance with the terms and conditions of the Plan Documents, and that the Funds receive consideration for such Units in amounts equal to the fair market value of the Units as determined in accordance with the Plan Documents;

               4. That at all times hereafter, any purchaser of the Units is qualified to purchase under the terms of the Plan Documents and the provisions of applicable law or regulations; and

               5.   There   are  hereafter  no   material  changes  in  any
                    applicable law or regulations and no change in any material fact upon which the opinion is based.

               In rendering this opinion, we have relied without investigation on the respective representations, warranties, covenants and agreements of the Company contained in the Plan Documents that we examined, the Registration Statement and any other document supplied or delivered or oral statements made by or on its behalf of in connection with preparing the Registration Statement, and the transactions contemplated thereby, and we have assumed without investigation that such representations, warranties, covenants and agreements were accurate, complete and fair, and contained no omission of material facts, both on the date made and on and as of the date of this opinion as though made on the date hereof, and that each of the parties referred to therein has complied with, performed or satisfied such representations, warranties, covenants and agreements on their part required to be complied with, performed or satisfied on or before the date hereof.

               In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or copies or transmitted by telecopier and the authenticity of the originals from which such copies or telecopies were made.

               We are admitted to the Bar of the State of Missouri, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Missouri. Further, our opinion is intended to address only the specific legal issues directly and explicitly referred to herein, as provided in Section 18 ("Opinions by Implication") of the Legal Opinion Accord of the American Bar Association, Section of Business Law (1991) (the "Accord") and does not address any of the matters set forth in
          Section 19 of the Accord; except to the extent expressly provided in this sentence, however, this opinion does not adopt and is not governed by the Accord.

               This opinion is based on applicable law and our understanding and assumption of factual matters at the date hereof, and we disclaim any obligation to revise or supplement this opinion based upon any change in applicable law or any factual matter that occurs or comes to our attention after the date hereof.

               We know we have been referred to under the caption "Legal Matters" in the prospectus included in the registration statement to be filed with the Securities and Exchange Commission on or about February 16, 1996, in substantially the same form as the registration statement. We hereby consent to use of our name in such prospectus and to the filing of this opinion and consent as an exhibit to such Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under the Securities Act of 1933, as amended.

                                        Respectfully,


                                        /s/WATSON & MARSHALL L.C.